SUB-ITEM 77 C(i):  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of Federated Max-Cap Index Fund was held on
July 13, 2001. The following items, which are required to be reported under this
SUB-ITEM 77C, were voted on at the meeting:

1.   To approve or disapprove a new  subadvisory  agreement  with Deutsche
Asset
     Management, Inc. for the Fund.

      Shares voted affirmatively .................................53,611,155
      Shares voted negatively .......................................563,335
      Shares abstaining .............................................379,400



2. To approve a policy to permit the Trust and the Board of Trustees to appoint and replace subadvisers for the Fund and to enter into and amend their subadvisory agreements without further shareholder approval.

      Shares voted affirmatively ..................................38,405,919
      Shares voted negatively ......................................8,951,603
      Shares abstaining ..............................................452,846

3.   To approve a revised fundamental investment objective for the Fund.

      Shares voted affirmatively .................................46,640,407
      Shares voted negatively .......................................757,521
      Shares abstaining .............................................412,440


The Definitive Proxy Statement for this Special Meeting was filed with the
Securities and Exchange Commission on May 29, 2001, and is incorporated by reference. (File No. 811-6061)

SUB-ITEM 77 C(ii):  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of Federated Mid-Cap Index Fund was held on
July 13, 2001. The following items, which are required to be reported under this
SUB-ITEM 77C, were voted on at the meeting:

1.   To approve or disapprove a new  subadvisory  agreement  with Deutsche
Asset
     Management, Inc. for the Fund.

      Shares voted affirmatively .................................10,661,635
      Shares voted negatively .......................................106,627
      Shares abstaining ..............................................71,718



2. To approve a policy to permit the Trust and the Board of Trustees to appoint and replace subadvisers for the Fund and to enter into and amend their subadvisory agreements without further shareholder approval.

      Shares voted affirmatively ..................................7,268,731
      Shares voted negatively .......................................208,204
      Shares abstaining ..............................................77,706


The Definitive Proxy Statement for this Special Meeting was filed with the
Securities and Exchange Commission on May 29, 2001, and is incorporated by reference. (File No. 811-6061)

SUB-ITEM 77 C(iii):  Submission of matters to a vote of security holders

A Special Meeting of Shareholders of Federated Mini-Cap Index Fund was held on
July 13, 2001. The following items, which are required to be reported under this
SUB-ITEM 77C, were voted on at the meeting:

1.   To approve or disapprove a new  subadvisory  agreement  with Deutsche
Asset
     Management, Inc. for the Fund.

      Shares voted affirmatively .................................4,555,862
      Shares voted negatively .......................................22,778
      Shares abstaining .............................................91,137



2. To approve a policy to permit the Trust and the Board of Trustees to appoint and replace subadvisers for the Fund and to enter into and amend their subadvisory agreements without further shareholder approval.

      Shares voted affirmatively ..................................3,118,262
      Shares voted negatively .......................................108,815
      Shares abstaining ..............................................78,805

The Definitive Proxy Statement for this Special Meeting was filed with the
Securities and Exchange Commission on May 29, 2001, and is incorporated by reference. (File No. 811-6061)

SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Class K Shares Exhibit to the Multiple Class Plan of
Federated Max-Cap Index Fund, a portfolio of Federated Index Trust. The information contained in the attached Exhibit serves as the description of Class
K Shares as required by this Item.



                               MULTIPLE CLASS PLAN


     This Multiple Class Plan (this "Plan") is adopted by the investment companies (the "Multiple Class Companies") identified in exhibits hereto (the
"Class Exhibits") as offering separate classes of shares ("Classes").

1.   Purpose

     This Plan is adopted  pursuant to Rule 18f-3 under the  Investment
Company
     Act of 1940, as amended (the "Rule"), in connection with the issuance by the Multiple Class Companies and any series thereof (collectively the
     "Funds")  of more  than one Class of shares  in  reliance  on the Rule.
In
     documenting the exchange features for each Class, this plan describes the arrangements whereby shares of Funds may be exchanged for or from certain other investment companies which are not part of this Plan. In documenting the separate arrangement for distribution of each Class, this Plan also sets forth the schedules for variations in sales loads and contingent deferred sales charges required by Rules 22d-1 and 6c-10, respectively.

2.   Separate Arrangements/Class Differences

     The arrangements for shareholders services or the distribution of shares, or both, for each Class shall be set forth in the applicable  Class
Exhibit
     hereto.

3.   Expense Allocations

     Each Class shall be allocated those shareholder service fees and fees and expenses payable under a Rule 12b-1 Plan specified in the Class Exhibit.
In
     addition the following expenses may be specifically allocated to each Class to the extent that the Fund's officers determine that such expenses are actually incurred in a different amount by that Class, or that the Class receives services of a different kind or to a different degree than other
     Classes:

          (a)  transfer agent fees;

          (b)  printing  and  postage   expenses   related  to   preparing
and
               distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders;

          (c)  blue sky registration fees;

          (d)  SEC registration fees;

          (e) the expense of administrative personnel and services as required to support the shareholders;

          (f)  litigation or other legal expenses  relating solely to one
Class;
               or

          (g) other expenses incurred on behalf of the Class or for events or activities pertaining exclusively to the Class.

     4.   Conversion and Exchange Features

          The conversion and exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.

     5.   Amendment

          Any material amendment of this Plan or any Class Exhibit hereto by any
          Multiple Class Company is subject to the approval of a majority of the directors/trustees of the applicable Multiple Class Company and a majority of the directors/trustees of the Multiple Class Company who are not interested persons of the Multiple Class Company, pursuant to the Rule.




===============================================================================

===============================================================================
===============================================================================
                                   Class k Shares Exhibit
===============================================================================
                                             To
                                    Multiple Class Plan

Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class K Shares will consist of:

     (i) sales by financial intermediaries to retirement plans in consideration of payments financed by a Rule 12b-1 Plan, with shareholder services provided by the retirement plan recordkeepers; and

     (ii) additionally, with respect to the Federated Kaufmann Fund, (a) the issuance of Class K Shares as provided in the Plan of Reorganization between the  Federated-Kaufmann  Fund and the Kaufmann  Fund,  and
(b)
          additional investments by former Kaufmann Fund shareholders and related persons with respect to the other funds listed in this exhibit, sales by financial intermediaries.

The   principal   underwriter,   Federated   Securities   Corp.   and
financial
intermediaries through which shareholders acquire or hold Class K Shares may receive a shareholder service fee and may also receive additional payments for distribution and administrative services under a Rule 12b-1 Plan. In connection with this arrangement, Class K Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Class K Shares
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Redemption Fee         As set forth in the attached Schedule.
Shareholder Service    As set forth in the attached Schedule
Fee
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Class K Shares as described in Section 3 of the Multiple Class Plan


Conversion and Exchange Privileges

For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder: Conversion
Rights:
None

Exchange Rights:   With respect to the Kaufmann Fund, Class K Shares may
                   be exchanged for Class A Shares or Class K Shares of any other Fund. With respect to the other funds, Class K Shares may be exchanged for Class K Shares, including the Kaufmann Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

Redemption Fee

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares shall be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer sponsored retirement plans.

===============================================================================
                                Schedule of Funds
                             Offering class K Shares
===============================================================================

The Funds set forth on this Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

-----------------------------------------------------------------------------
 Multiple Class Company         Series        12b-1  Shareholder Redemption
                                               Plan   Services       Fee
                                                         Fee
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Federated American                            0.50%     None        None
Leaders Fund, Inc.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Federated Equity Funds   Federated-Kaufmann   0.50%     0.25%       0.20%
                         Fund
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
                         Federated Capital    0.50%     None        None
                         Appreciation Fund
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Federated Index Trust    Federated Max-Cap    0.50%     None        None
                         Index Fund
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Federated Stock and                           0.50%     None        None
Bond Fund, Inc.
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Total Return Bond Fund   Federated Total      0.50%     None        None
                         Return Bond Fund
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
Federated U.S.                                0.50%     None        None
Government Securities
Fund: 2-5 Years
-----------------------------------------------------------------------------